Exhibit No. 3(A)

CODE OF REGULATIONS
OF
THE PROGRESSIVE CORPORATION
(as amended April 15, 2005)

ARTICLE I

Meetings of Shareholders

     Section 1. Annual Meetings. The annual meeting of shareholders shall be held at such time and on such date in the month of April of each year (beginning in 1972) as may be fixed by the board of directors and stated in the notice of the meeting, for the election of directors the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

     Section 2. Special Meetings. Special meetings of the shareholders shall be called upon the written request of the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise twenty-five percent (25%) of the voting power of the corporation entitled to vote thereat. Calls for such meetings shall specify the time, place, and purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

     Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the time, place, and the purposes thereof, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given by personal delivery, by mail, by overnight delivery service or by any other means of communication authorized by the shareholder to whom the notice is given, to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed or sent by overnight delivery service, such notice shall be directed to the shareholder at his address as the same appears upon the records of the corporation. If sent by any other means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

     Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the corporation unless the board of directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state. Notwithstanding the foregoing, the board of directors may determine that a meeting of shareholders shall not be held at any physical place, but instead may be held solely by means of communications equipment as authorized in the following paragraph.

     If authorized by the board of directors, the shareholders and proxyholders who are not physically present at a meeting of shareholders may attend a meeting of shareholders by use of communications equipment that enables the shareholder or proxyholder an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present. Any shareholder using communications equipment will be deemed present in person at the meeting, whether the meeting is to be held at a designated place or solely by means of communications equipment. The directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the corporation to verify that a person is a shareholder or proxyholder and to maintain a record of any vote or other action.

     Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

     Section 6. Record Date. The board of directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date, which shall not be a date earlier than the date on which the record date is fixed, shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

     If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

     Section 7. Proxies. A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person or appointed by a verifiable communication authorized by the person.

ARTICLE II

Directors

     Section 1. Number and Classification of Directors. The number of directors of the corporation, none of whom need to be a shareholder or resident of the State of Ohio, shall be ten, and such directors shall be divided into three classes as nearly equal in number as possible, to be known as Class I, Class II and Class III. The classes shall be elected to staggered terms. The shareholders, acting by the affirmative vote of the holders of record of shares representing 75% of the voting power of the corporation on such proposal, may, from time to time, increase or decrease the number of directors, but in no case shall the number of directors be fewer than five or more than twelve nor shall any decrease in the number of directors shorten the term of any director then in office. In case of any increase in the number of directors, the directors then in office may select the class or classes to which the additional directors shall be assigned, provided that the directors shall be distributed among the several classes as nearly equally as possible.

     Section 2. Election of Directors. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting.

     At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

     Section 3. Term of Office. The term of office for each director shall be three years and the members of one class of directors shall be elected annually to serve for such term; except that (i) initially or whenever necessary, a director may be elected for a shorter term in order to provide for a proper rotation of directors, and (ii) a director elected to fill a vacancy pursuant to Section 5 of this Article shall serve for the term specified therein. Each director shall hold office until the annual meeting of shareholders coinciding with the termination of the term of the class of directors to which he or she was elected and until his or her successor shall be elected and qualified or until his or her earlier resignation, removal from office or death.

     Section 4. Removal. All directors, or all directors of a particular class, or any individual director may be removed from office, without assigning any cause, by the affirmative vote of the holders of record of shares representing 75% of the voting power of the corporation with respect to the election of directors, provided that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed if the votes of a sufficient number of shares are cast against his or her removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.

     Section 5. Vacancies. Vacancies in the board of directors may be filled by a majority vote of the remaining directors. Any director so elected by the remaining directors to fill a vacancy after the 2005 Annual Meeting of Shareholders shall have a term of office ending on the earlier of the next annual meeting of shareholders or the next special meeting of shareholders held to elect directors. At the expiration of such term, each such director shall then be subject to election by shareholders in accordance with this Article for such term as shall be appropriate to provide for a proper rotation of directors.

     Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

     Section 7. Annual Meeting. Annual meetings of the board of directors shall be held immediately following annual meetings of the shareholders, or as soon thereafter as is practicable. If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the board of directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the shareholders, it shall be held at the same place at which such meeting of shareholders was held.

     Section 8. Regular Meetings. Regular meetings of the board of directors shall be held at such times and places, within or without the State of Ohio, as the board of directors may, by resolution or by-law, from time to time, determine. The secretary shall give notice of each such resolution or bylaw to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

     Section 9. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or the president to be held at such times and places within or without the State of Ohio as the person calling such meeting shall specify. In addition, any two members of the board of directors may call special meetings of the board of directors to be held at the principal office of the corporation at such times as they may specify.

     Section 10. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to attend the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the residence of each director as shown upon the secretary’s records. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.

     Section 11. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance of each annual, regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

     Section 12. By-laws. For the government of its actions, the board of directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.

     Section 13. Notification of Nominations. Subject to the rights of the holders of any class or series of stock of the corporation having a preference over the Common Shares as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made only by the Board of Directors or a committee of the Board of Directors or, subject to this Section 13, by any shareholder of record entitled to vote in the election of directors generally. A shareholder of record entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of shareholders only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation and has been received by the Secretary of the corporation on or before the following dates, as applicable: (i) with respect to an election to be held at an annual meeting of shareholders, 60 days in advance of such meeting, or (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 13, notice shall be deemed to be first given to shareholders when disclosure of such date is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     Each such notice shall set forth:

     (a) the name and address of the shareholder who intends to make the nomination or nominations;

     (b) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     (c) the name, address and principal occupation or employment of each person to be so nominated;

     (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

     (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, had the nominee been nominated, or intended to be nominated, by the Board of Directors.

     To be effective, each notice of intent to make a nomination given hereunder must be accompanied by the written consent of each such nominee to serve as a director of the corporation if elected.

     The presiding officer at the meeting may refuse to acknowledge the nomination of any person or persons not made in compliance with the provisions hereof and may declare at such meeting that any such nomination was not properly brought before the meeting and shall not be considered.

ARTICLE III

Committees

     Section 1. Executive Committee. The board of directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of three or more directors, the members of which shall be elected by the board of directors to serve during the pleasure of the board. If the board of directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the board of directors, possess and may exercise all of the powers of the board of directors in the management of the business and affairs of the corporation, other than that of filling vacancies among the directors or in any committee of the directors. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the board of directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

     Section 2. Meetings of Executive Committee. Subject to the provisions of these Regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the board of directors, and it shall also meet at the call of the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 10 of Article II relating to the notice required to be given of meetings of the board of directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing, or by telephone with written confirmation, without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

     Section 3. Other Committees. The board of directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the board of directors.

The provisions of Section 1 and Section 2 of this Article shall govern the appointment and action of such committees so far as consistent, unless otherwise provided by the board of directors. Vacancies in such committees shall be filled by the board of directors or as the board of directors may provide.

ARTICLE IV

Officers

     Section 1. General Provisions. The board of directors shall elect a president, such number of vice presidents as the board may from time to time determine, a secretary and a treasurer and, in its discretion, a chairman of the board of directors. The board of directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The president, any vice president who succeeds to the office of the president, and the chairman of the board shall be, but the other officers need not be, chosen from among the members of the board of directors. Any two of such offices, other than that of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     Section 2. Term of Office. The officers of the corporation shall hold office during the pleasure of the board of directors, and, unless sooner removed by the board of directors, until the organization meeting of the board of directors following the date of their election and until their successors are chosen and qualified. The board of directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the board of directors.

ARTICLE V

Duties of Officers

     Section 1. Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may be prescribed by the board of directors.

     Section 2. President. The president shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and over its several officers, subject, however, to the control of the board of directors. He shall preside at all meetings of shareholders, and, in the absence of the chairman of the board, or if a chairman of the board shall not have been elected, shall also preside at meetings of the board of directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by Chapter 1701 of the Revised Code of Ohio and such others as the board of directors may from time to time assign to him.

     Section 3. Vice Presidents. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the board of directors or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

     Section 4. Secretary. The secretary shall keep minutes of all the proceedings of the shareholders and board of directors and shall make proper record of the same, which shall be attested by him; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments executed by the corporation requiring his signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books as may be required by the board of directors; and shall have such other powers and duties as may from time to time be assigned to him by the board of directors or the president.

     Section 5. Treasurer. The treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation, and shall do with the same as may from time to time be required by the board of directors. He shall cause to be kept adequate and correct accounts of the business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the board of directors all property, books, papers and money of the corporation in his hands; and shall have such other powers and duties as may from time to time be assigned to him by the board of directors or the president.

     Section 6. Assistant and Subordinate Officers. The board of directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the board of directors, and perform such duties as the board of directors or the president may prescribe.

     The board of directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

     Section 7. Duties of Officers May be Delegated. In the absence of any officer of the corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

ARTICLE VI

Indemnification and Insurance

     Section 1. Indemnification. The corporation shall indemnify each director, officer and employee and each former director, officer and employee of the corporation, and each person who is serving or has served at its request as a director, officer or employee of another corporation, against expenses, judgements, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any past, pending or threatened action, suit or proceeding, criminal or civil, to which he was, is or may be made a party by reason of being or having been such director, officer or employee, provided a determination is made (i) by the directors of the corporation acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present, or (ii) by the shareholders of the corporation at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal, that (a) such director, officer or employee was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the corporation of which he is or was a director, officer or employee, (b) he acted in good faith in what he reasonably believed to be the best interest of such corporation, and (c) in any matter the subject of a criminal action, suit or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

     The foregoing rights of indemnification shall not be deemed exclusive of, or in any way to limit, any other rights to which any person indemnified may be, or may become, entitled apart from the provisions of this Article VI.

     Section 2. Liability Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or designated agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or designated agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or of Chapter 1701 of the Ohio Revised Code.

ARTICLE VII

Certificates for Shares; Uncertificated Shares

     Section 1. Form and Execution. Except as provided in Section 2 hereof, certificates for shares, certifying the number of full-paid shares owned, shall be issued to each shareholder in such form as shall be approved by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided however, that if such certificates are countersigned by a transfer agent and/or registrar the signatures of any of said officers and the seal of the corporation upon such certificates may be facsimiles, which are engraved, stamped or printed thereon. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed, engraved or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the corporation.

     Section 2. Uncertificated Shares. The board of directors, subject to the immediately succeeding paragraph, may provide by resolution that some or all of any or all classes and series of shares of the corporation shall be uncertificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation and the resolution shall not apply to a certificated security issued in exchange for an uncertificated security. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on share certificates in accordance with all applicable laws. Except as expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

     Notwithstanding the foregoing provisions of this Section 2, a shareholder of record shall at all times have the right to receive one or more certificates for some or all of the shares held of record by such shareholder in accordance with Section 1 hereof by making a written request therefor to the corporation or any transfer agent for the applicable class of shares, accompanied by such assurances as the corporation or such transfer agent may require as to the genuineness of such request; provided, however, that shareholders holding shares of the corporation under one or more of the corporation’s benefit plans for officers, directors and/or employees shall have no such right to have certificates issued unless such a right is provided for under the applicable benefit plan or otherwise ordered by the board of directors or a committee thereof.

     Section 3. Registration of Transfer. Any certificate for shares of the corporation shall be transferable in person or by attorney upon the surrender thereof to the corporation or any transfer agent for the class of shares represented by the certificate surrendered of a certificate, properly endorsed for transfer or accompanied by a duly endorsed stock power, together with such assurances as the corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement or executed stock power. Any uncertificated shares of the corporation shall be transferable in person or by attorney upon written request in form and substance acceptable to the corporation or any transfer agent for the applicable class of shares, accompanied by a duly endorsed stock power and/or such other assurances as the corporation or such transfer agent may require as to the genuineness and effectiveness thereof.

     Section 4. Lost, Destroyed or Stolen Certificates. Subject to the provisions of Section 2 hereof, a new share certificate or certificates may be issued in place of any certificate theretofore issued by the corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the corporation of indemnity and other assurances satisfactory to the corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

     Section 5. Registered Shareholders. A person in whose name shares are of record on the books of the corporation, whether such shares are evidenced by a certificate or are uncertificated, shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the corporation nor any transfer agent of the corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon any such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

ARTICLE VIII

Fiscal Year

     The fiscal year of the corporation shall end on the 31st day of December in each year, or on such other date as may be fixed from time to time by the board of directors.

ARTICLE IX

Seal

     The board of directors may provide a suitable seal containing the name of the corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the corporation.

ARTICLE X

Amendments

     These Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the corporation with respect to such proposal, except that the affirmative vote of the holders of record of shares representing 75% of the voting power of the corporation with respect to any such proposal shall be required to amend, alter, change or repeal Sections 1, 3, 4, 5 or 13 of Article II or this Article X.